EXHIBIT 32.1

              SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Jon C. Nicolaysen, Chief Executive Officer and Acting Financial Officer of Rancher Energy Corp. (the Company), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

         (1) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Jon C. Nicolaysen
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Jon C. Nicolaysen
Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive and Acting Accounting Officer)
August 16, 2010